Exhibit 99

Cachet Financial Solutions Reports Record Second Quarter 2015 Results

MINNEAPOLIS, Minn.  ̶  August 6, 2015  ̶  Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading provider of cloud-based SaaS (Software as a Service) mobile money technologies to banks, credit unions, and alternative financial services (AFS) providers, reported results for the second quarter ended June 30, 2015.

Q2 2015 Operational Highlights

•	Estimated cumulative contract value totaled a record $63.6 million, up 57% over the same year-ago quarter.
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Sold a record 52 new products, which was up 41% from the prior quarter and up 86% from Q2 2014. Of the 52 new products sold, 13 were sold to nine existing customers and 39 were sold to 37 new customers.

•	Bank and credit union customers totaled 407, up 20% from 340 at the end of the prior.
•	Billings were up 33% from the prior quarter and up 70% from Q2 2014 to a record $1.2 million.
•	Received follow-on order from a Top 5 U.S. Bank to deploy three new prepaid mobile platforms.
•	Deployed Select Mobile Money platform for CashPass Visa® Prepaid Debit Card program.
•	Deployed Select Business™ Merchant Capture platform for United Business Bank (UBB), a California-based community bank with nine locations across the western U.S.
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Deployed Select Business remote deposit capture (RDC) platform for National Check & Currency’s growing clientele of more than 100 Money Service Businesses operating in 3,000 domestic and international locations.

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Enhanced Select Mobile™ Deposit solution with advanced fraud protection technologies, including include geo-fencing, unlimited user groups with defined business rules, and date, signature and endorsement detection.

Q2 2015 Performance Indicators

Q2 2015 Financial Results

Revenue in the second quarter of 2015 increased 64% to $1.0 million from $609,000 in the same year-ago quarter. The increase was driven by growing adoption of the company’s Select Mobile and Select Business RDC solutions.

Recurring revenue from the company’s RDC products increased 78% to $799,000 (80% of revenue) in the second quarter of 2015 from $448,000 (74% of total revenue) in the same year-ago period.

At quarter-end, the company had a deferred revenue balance of $1.3 million, which was up from $1.1 million at the end of the prior quarter.

At the end of the second quarter of 2015, the company’s total cumulative contract value increased 57% to a record $63.6 million from $40.5 million in the same year-ago period, with nearly the entire amount representing recurring revenue versus one-time setup or hosting fees. The company defines cumulative contract value as the estimated aggregate 36-month revenue potential of product and service contracts that the company signed with bank and credit union customers over the trailing 24-month period.

Billings, defined as the dollar amount of invoices sent to customers, totaled a record $1.2 million, an increase of 33% from $916,100 in the prior quarter and increased 70% from $621,200 in Q2 2014.

Cost of revenues in the second quarter of 2015 totaled $975,000 (97% of revenue), compared to $717,000 (118% of revenue) in the same year-ago period. The increase was primarily due to higher personnel costs to support the overall increase in the company’s products deployed.

Gross profit in the second quarter of 2015 was $26,000 versus a gross loss of $(108,000) in the same year-ago period.

Total operating expenses for the second quarter of 2015 decreased 14% or $427,000 from the prior quarter and increased 1% over the same year-ago quarter. The decrease was due to lower outside contractor fees and professional fees associated with the company’s annual audit.

Net loss attributable to common stockholders in the second quarter of 2015 totaled $8.9 million or $0.36 per basic and diluted share, compared to a net loss of $4.2 million or $0.65 per basic and diluted share in the second quarter of 2014.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items) for the second quarter of 2015 totaled $2.1 million compared to an adjusted EBITDA loss of $2.3 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Non-GAAP loss for the second quarter of 2015 totaled $2.4 million or $0.10 per basic and diluted share, compared to a non-GAAP loss of $2.6 million or $0.40 per basic and diluted share in the same year-ago period.

Management Commentary

“Q2 was another record quarter for Cachet,” said the company’s CEO Jeffrey Mack. “We continued to build upon our operational momentum and made significant progress executing on our growth plan. This was demonstrated by several records achieved during the quarter, including recurring revenue, transactions, billings as well as products sold.

“These achievements also reflect our ongoing success upselling and cross-selling our expanding customer base of more than 400 bank and credit unions. In fact, of the record 52 new products sold during Q2, 13 were sold to nine of our existing customers. This reveals the abundant opportunity we have to upsell and cross-sell existing customers with our expanding product suite.

“We entered the second half of 2015 on strong footing, with a robust product suite, expanding pipeline of new business, and an optimized expense structure. We remain focused on executing on our plan to capitalize on the fast growing, billion dollar mobile banking and payment markets. Our significant investments in our technology platform have allowed us to automate processes and achieve scale more efficiently. This will allow us to drive incremental revenue and gain market share by expanding our product portfolio, growing our internal sales resources, building our reseller network, and cross selling and upselling our products.

“Our continued success operationally will drive our financial goals, which include growing our topline, expanding recurring revenue and a goal of achieving cash flow profitability by the end of 2015.”

Conference Call

Cachet Financial Solutions will hold a conference call today (August 6, 2015) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffrey Mack, and EVP and CFO, Darin McAreavey, will host the presentation, followed by a question and answer period.

Date: Thursday, August 6, 2015

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 877-705-6003

International dial-in: 201-493-6725

The conference call will be broadcast simultaneously and available for replay via the investor section of the company's website. During the conference call, Cachet management will refer to a supplementary slide presentation, which is also available for download in the investor section of the company’s website.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through September 6, 2015.

U.S. replay dial-in: 877-870-5176

International replay dial-in: 858-384-5517

Replay ID: 13615033

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in early 2010, Cachet has quickly grown into a technology leader and trusted partner of some of the world’s largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technologies, Cachet continues to drive innovation and deliver world-class solutions to financial institutions of all sizes.

The company's industry-leading solutions help clients to increase customer engagement, grow revenues and gain competitive advantage. Cachet's cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Cachet's complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures.  Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect”, “plan” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Current Report on Form 10K filed with the Securities and Exchange Commission on April 14, 2015 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Darin McAreavey

EVP & CFO

Cachet Financial Solutions

952-698-5214

dmcareavey@cachetfinancial.com

Investor Relations:

Matt Glover

Liolios Group, Inc.

949-574-3860

CAFN@liolios.com